SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

   Filed by the Registrant (X)
   Filed by a Party other than the Registrant ( )

   Check the appropriate box:

   ( )   Preliminary Proxy Statement
   (X)   Definitive Proxy Statement
   ( )   Definitive Additional Materials
   ( )   Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                        CONNECTICUT NATURAL GAS CORPORATION
         .................................................................
                 (Name of Registrant as Specified In Its Charter)

                                 VICTORIA KOLYVAS
      .......................................................................
                    (Name of Person(s) Filing Proxy Statement)

   Payment of Filing Fee (Check the appropriate box):

   (X)   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
         6(j)(2).
   ( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
   ( )   Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11.

      1)       Title of each class or securities to which transaction applies:
         ...............................................................
      2) Aggregate number of securities to which transaction applies:
         ...............................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_/
         ...............................................................
      4) Proposed maximum aggregate value of transaction:
         ...............................................................
      _/ Set forth the amount on which the filing fee is calculated and state how it was determined.

   ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ...............................................................
      2) Form, Schedule or Registration Statement No.:





         ...............................................................
      3) Filing Party:
         ...............................................................
      4) Date Filed:
         ...............................................................

    (LOGO)  CONNECTICUT NATURAL GAS CORPORATION - P.O. BOX 1500 -
     100 COLUMBUS BOULEVARD - HARTFORD, CONN. 06144-1500 - (203) 727-3000

                                                               January 12, 1996

   Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Connecticut Natural Gas Corporation Shareholders, scheduled to be held on Tuesday, February 27, 1996, at the office of the Company, 100 Columbus Boulevard, Hartford, Connecticut, commencing at 10:30 a.m. Your Board of Directors and management look forward to greeting personally those shareholders able to attend. Parking will be available.

      At the meeting you will be asked to elect six Directors and to ratify the appointment of the Company's independent public accountants.

      You are requested to give prompt attention to these matters which are more fully described in the accompanying Proxy Statement. You are urged to read them carefully. Your Board of Directors recommends a vote "FOR" Proposals 1 and 2.

      REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AND VOTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND. ACCORDINGLY, YOU ARE REQUESTED TO EXERCISE YOUR VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY. A postage prepaid return envelope is provided for your convenience.

      Your interest and participation in the affairs of the Company are sincerely appreciated.

                                 Sincerely,



                                 BY S/ VICTOR H. FRAUENHOFER
                                 Victor H. Frauenhofer
                                 Chairman, President &
                                 Chief Executive Officer

                                      (LOGO)
                        CONNECTICUT NATURAL GAS CORPORATION
      P.O. Box 1500, 100 Columbus Boulevard, Hartford, Connecticut 06144-1500

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                               January 12, 1996

   TO THE SHAREHOLDERS:

      The Annual Meeting of Shareholders of CONNECTICUT NATURAL GAS CORPORATION will be held at the office of the Company, 100 Columbus Boulevard, Hartford, Connecticut, on Tuesday, February 27, 1996, at 10:30 a.m., for the following purposes:

   1.To elect six Directors;

   2.To ratify the appointment of a firm of independent public accountants to audit the books and records of the Company for the fiscal year ending September 30, 1996 and;

   3.To transact such other business as may properly come before the meeting.

   The Board of Directors has fixed the close of business on January 2, 1996 as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting.

   Admission to the Meeting will be by Admission Ticket only. If you are a shareholder of record or an Employee Savings Plan participant and plan to attend, please detach your Proxy from your Admission Ticket and present the ticket for admission to the meeting. If your shares are not registered in your own name, please advise the shareholder of record (your bank, broker, etc.) that you wish to attend. That firm will request an Admission Ticket for you or will provide you with evidence of your ownership that will enable you to gain admittance to the Meeting.


                                                            BY S/ R. L. BABCOCK
                                           Reginald L. Babcock, Vice President,
                                                    General Counsel & Secretary

      Please fill in, sign, date and mail the accompanying proxy without delay, even if you expect to be present in person at the Meeting.

                        CONNECTICUT NATURAL GAS CORPORATION
      P.O. Box 1500, 100 Columbus Boulevard, Hartford, Connecticut 06144-1500

                                  PROXY STATEMENT

   SOLICITATION OF PROXIES

      The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders on February 27, 1996. The proxy, when signed and received by the Secretary prior to the meeting, will be voted unless revoked. Any shareholder giving a proxy has the power to revoke it at any time prior to voting, by giving written notice of revocation to the Secretary, submitting a properly executed proxy of later date, or attending the meeting and voting in person. The proxy will be voted as specified thereon. Unless specifically directed otherwise, all properly executed proxies will be voted for the election of directors and for the ratification of the appointment of the indicated auditors.

      If a shareholder participates in the Company's Dividend Reinvestment Plan, any shares held in his or her account will be voted in accordance with the proxy returned by the shareholder unless other instructions are received.

      Only shareholders of record at the close of business on January 2, 1996 will be entitled to vote at the meeting. On that date there were 9,931,112 shares of Common Stock and 139,160 shares of $3.125 Par Preferred Stock issued and outstanding, the holders of which are entitled to one vote per share. There is no provision in the Company's Charter for cumulative voting.

      The outstanding Common Stock and $3.125 Par Preferred Stock of the Company represented at the meeting will constitute a quorum for the transaction of business. Under Connecticut law and the governing instruments of the Company, the affirmative vote of a majority of the voting power of the shares represented at the meeting which are entitled to vote is required to elect directors and ratify the appointment of independent auditors. As a result, abstentions will have the same effect as negative votes. If a broker or other record holder or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

      The cost of solicitation of proxies will be paid by the Company. In addition to the solicitation by use of the mail, directors, officers or regular employees of the Company may solicit proxies personally or by telephone or telegraph, and the Company may request persons holding stock for others in their names or in the names of nominees to obtain proxies from and send proxy material to their principals, and it may reimburse such persons for their expense in so doing. The Company has retained the firm of D.F. King & Co., Inc. to aid in the solicitation of proxies, for which services the Company will pay a fee not exceeding $8,500, plus out-of-pocket disbursements.






      The Company's Annual Report for the fiscal year ended September 30, 1995 is being mailed together with this Proxy Statement.






   ITEM 1 --

   ELECTION OF DIRECTORS

      The Company's Board of Directors is divided into three classes, and each class of directors is elected for a three year term. At each Annual Meeting of Shareholders, directors are elected to succeed those in the class whose terms are expiring.

      The terms of the Class III directors are scheduled to expire on the date of the Annual Meeting. Mrs. Bennett, Mrs. Hamilton, Mr. Levenson, and Mr. Thomas have been nominated to succeed themselves as Class III directors. If elected, they will each fill three year terms that expire at the Annual Meeting of Shareholders to be held in 1999 or when their successors are elected and qualified. Mr. Shima, also a current Class III director, has been nominated as a Class II director in order that the directors be allocated to the three classes as evenly as possible. Mr. Shima will fill the remaining two year term of the Class II directors that expires at the Annual Meeting of Shareholders to be held in 1998.

      The Board of Directors has a policy which requires an incumbent director who has reached the age of 70 to submit his or her resignation as a director effective as of the date of the Annual Meeting of Shareholders of the Company following the date of such director's 70th birthday. Mr. Angelo Tomasso, Jr. who was elected a Class II director at the Annual Meeting of Shareholders held in 1995, reached the age of 70 during the past year. Accordingly he has submitted his resignation, which will become effective as of the date of the Annual Meeting. The Board has nominated Michael W. Tomasso to serve as successor director. If elected, he will serve for the remaining term of the Class II directors, which is scheduled to expire at the Annual Meeting to be held in 1998 or when their successors are elected and qualified.

      The election of directors is being presented to shareholders as a single proposal. A vote for all nominees represents a vote for the election to the Company's Board of Directors of the nominees for Class III and Class II directors.

      IT IS INTENDED THAT VOTES WILL BE CAST PURSUANT TO THE ENCLOSED PROXY FOR THE ELECTION OF THE SIX NOMINEES SET FORTH BELOW UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS WITHHELD BY SUCH PROXY, IN WHICH CASE IT IS INTENDED THAT VOTES WILL BE CAST FOR THOSE NOMINEES, IF ANY, WITH RESPECT TO WHOM AUTHORITY HAS NOT BEEN WITHHELD. FIVE OF THE SIX NOMINEES ARE NOW MEMBERS OF THE BOARD OF DIRECTORS. MRS. BENNETT, MRS. HAMILTON, MR. LEVENSON, MR. SHIMA, AND MR. THOMAS WERE ELECTED AS DIRECTORS AT THE ANNUAL MEETING HELD JANUARY 26, 1993 FOR TERMS OF THREE YEARS. IN THE EVENT THAT ANY OF THE NOMINEES SHOULD BECOME UNABLE OR UNWILLING TO SERVE AS A DIRECTOR, A CONTINGENCY WHICH MANAGEMENT HAS NO REASON TO EXPECT, IT IS INTENDED THAT THE PROXY WILL BE VOTED, UNLESS AUTHORITY IS WITHHELD, FOR THE ELECTION OF SUCH PERSON, IF ANY, AS SHALL BE DESIGNATED BY THE BOARD OF DIRECTORS. THE PROXY CANNOT BE VOTED FOR MORE THAN SIX NOMINEES.













   BIOGRAPHICAL INFORMATION

      The biographical information which follows includes the names and photographs of the nominees for Class II and Class III directorships and of incumbent Class I and Class II directors; the principal current occupation or employment of each for the past five years, the number of shares of stock of the Company reported by each as beneficially owned, directly or indirectly, as of November 1, 1995, the year each person became a director of the Company, the age of the director, the Board Committee(s) on which each serves, and the principal directorships held by such persons and other affiliations.


   NOMINEES FOR CLASS III DIRECTORS FOR TERMS COMMENCING IN 1996 AND EXPIRING IN 1999
   ----------------------------------------------------------------------------------
             Name, Age
     Year Elected a Director,
         Shares Owned and
          Board Committee                   Principal Occupation and Other Information
            Membership                      ------------------------------------------
            ----------          Principal
                                Law Offices of Bessye W. Bennett
              (PHOTO)           Bloomfield, Connecticut
                                ------------------------------------------------------------------
                                Mrs. Bennett is a 1958 graduate of Radcliffe College with a B.A.
                                Degree in Government, cum laude. She also holds an M.A. Degree in
      BESSYE W. BENNETT, 57     Education from Trinity College and a J.D. degree from the
                1987            University of Connecticut Law School. She has been in corporate
         513 common shares      practice as Associate Counsel and Assistant Vice President at
          Audit Committee       Society for Savings and from 1983 to 1984 as General Counsel to
      Committee on Directors    the Connecticut State Employees Retirement Commission.  From 1985
                                to 1991 she served as part-time Deputy Town Attorney for the Town of Bloomfield and from 1992 to 1993 as the Chairman of the
                                Connecticut Commission on Victim Services. Since 1993 Ms. Bennett
                                has been engaged in the private practice of law. She also serves as a Corporator of the Hartford Public Library, St. Francis
                                Hospital and Medical Center/Mt. Sinai Hospital and The Bushnell
                                and as a trustee of Hartford College for Women, the Hartford
                                Symphony Orchestra, the YMCA and the New Samaritan Corporation.
                                She is also a director of The Trust Company of Connecticut.

                                                   3

             Name, Age
     Year Elected a Director,
         Shares Owned and                   Principal Occupation and Other Information
          Board Committee                   ------------------------------------------
            Membership
            ----------          President
                                ARCO Investment Management Company
              (PHOTO)           Los Angeles, California
                                -----------------------------------------------------------------
                                Mrs. Hamilton is a graduate of the University of Michigan where
      BEVERLY L. HAMILTON, 49   she received a B.A. with honors. She also studied at New York
                 1982           University's Graduate School of Business. Mrs. Hamilton is
         911 common shares      President of ARCO Investment Management Company, a subsidiary of
      Compensation Committee    Atlantic Richfield, where she is also a Vice President. She served as Deputy Comptroller for the City of New York for four years.
                                Mrs. Hamilton joined United Technologies in 1980, was elected Vice
                                President-Investor Relations in 1981 and in 1984 was elected Vice
                                President-Pension Investments and Investor Relations. For the
                                previous five years she was a Vice President of Morgan Stanley &
                                Co., Inc. Prior to that she was a Vice President and principal with Auerbach, Pollak, and Richardson, a trust officer at
                                Manufacturers Hanover, and a research analyst with ITT
                                Corporation. Mrs. Hamilton is a director of the TWA Directed
                                Account Plan, Connecticut Mutual Investment Association, as well as the Stanford (University) Management Company and the American
                                Funds, and Emerging Markets Growth Fund.



                              President, Retired
             (PHOTO)          Kaman Corporation
                              Bloomfield, Connecticut
                              -----------------------------------------------------------------
                              Mr. Levenson holds B.A. and J.D. degrees from Drake University and
     HARVEY S. LEVENSON, 55   an L.L.M. from Georgetown University. He was an attorney with the
                              Treasury Department, Washington, D.C. until 1968. From 1968 to
              1990            1982, he practiced law at the Hartford law firm of Murtha, Cullina,
       2,882 common shares    Richter and Pinney. Mr. Levenson recently retired as President and
         Chairman, Audit      Chief Operating Officer of Kaman Corporation which he joined in
            Committee         1982 as Senior Vice President and Chief Financial Officer. He was
       Executive Committee    appointed President and Chief Operating Officer of Kaman
     Compensation Committee   Corporation in 1990. Mr. Levenson currently serves on the Board of
                              Directors of Kaman Corporation and Security-Connecticut
                              Corporation. Mr. Levenson is a Corporator of St. Francis Hospital,
                              Hartford Hospital, and The Institute of Living.

                                                   4

             Name, Age
     Year Elected a Director,
         Shares Owned and
          Board Committee                   Principal Occupation and Other Information
            Membership                      ------------------------------------------
            ----------

              (PHOTO)           Partner
                                LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                New York, New York
       DEROY C. THOMAS, 69      ------------------------------------------------------------------
               1977             Mr. Thomas is a graduate of Iona College and Fordham Law School.
        3,287 common shares     He retired from The Hartford Insurance Group as Chairman and Chief
        Chairman, Executive     Executive Officer in 1988 having served in various capacities
             Committee          since 1964. In 1983 he was elected Executive Vice President of ITT
      Compensation Committee    Corporation and President of ITT Diversified Services. He was
                                elected Vice Chairman of ITT Corporation in 1985, and President
                                and Chief Operating Officer in 1988. He served in that capacity until his retirement in 1991. He is a director of Hartford Fire
                                Insurance Company, Houghton Mifflin Company, Old State House
                                Association, the World Affairs Council, and Goodspeed Opera House.
                                He is Chairman of Connecticut Health System and Corporator of St.
                                Francis Hospital, The Institute of Living, and the VNA Group. He
                                is a trustee of Fordham University.

   NOMINEES FOR CLASS II DIRECTORS FOR TERMS COMMENCING IN 1996 AND EXPIRING IN 1998
   ---------------------------------------------------------------------------------

              (PHOTO)
                                Chairman, Environmental Warranty, Inc.
                                West Hartford, Connecticut
                                ------------------------------------------------------------------
       RICHARD J. SHIMA, 56     Mr. Shima is a graduate of Harvard University. He served as an
               1987             officer in the U.S. Navy.  He is a member of the American Academy
        2,500 common shares     of Actuaries, a trustee of the Hartford Graduate Center and
        Executive Committee     Kingswood-Oxford School, and a director of Hartford Hospital. He
      Committee on Directors    serves as a director of Enhance Financial Services Group, Inc. and the Keystone Mutual Funds. Mr. Shima joined Travelers Companies in
                                1961 and held several positions in corporate accounting and finance. He became Executive Vice President for all
                                casualty-property business in 1980, Executive Vice President and
                                Chief Investment Officer in 1985, and served as Vice Chairman and
                                Chief Investment Officer until 1991.  Environmental Warranty Inc.
                                provides insurance and consulting services relating to
                                environmental matters.





             Name, Age
     Year Elected a Director,
         Shares Owned and
          Board Committee                  Principal Occupation and Other Information
            Membership                     ------------------------------------------
             ---------

              (PHOTO)           Principal
                                Tomasso Brothers, Inc.
                                New Britain, Connecticut
      MICHAEL W.  TOMASSO, 42   -----------------------------------------------------------------
               1996             Mr. Tomasso holds a B.A. degree from Tufts University and an
        400 common shares*      M.B.A. from Babson College. He was involved in the natural gas
       *as of December, 1995    and oil acquisition, development and production business in
                                Houston, Texas from 1980 to 1993.  During that time he held positions as Executive Vice President and a Director of Snyder
                                Exploration Company and President, Chief Executive Officer and a
                                Director of Geodyne Resources, Inc.  He is currently a member of the Board of Trustees and sits on the Investment and Property
                                Management Committees of the Kingswood-Oxford School, a
                                corporator of both the New Britain General Hospital and the Boys'
                                and Girls' Club of New Britain, a member of the Steering
                                Committee of Central Connecticut, State University's Institute of
                                Industrial and Engineering Technology and was involved in the
                                Mentor Program at Covenant House.


   CLASS I DIRECTORS WHOSE TERMS COMMENCED IN 1994 AND EXPIRE IN 1997
   ------------------------------------------------------------------

                                President Emeritus
              (PHOTO)           Trinity College
                                Hartford, Connecticut
                                ------------------------------------------------------------------
                                Mr. English is a graduate of Yale University and holds an M.A.
    JAMES F. ENGLISH, JR., 68   degree from Cambridge University and a J.D. from the University of
                1970            Connecticut School of Law. He is a director of CIGNA Corporation
        1500 common shares      and Fleet Bank, N.A., Fleet Bank of Massachusetts, N.A., and Fleet
          Audit Committee       National Bank. He is also Chairman of the Distribution Committee of the Hartford Foundation for Public Giving and a director of
                                Elderhostel and the Mystic Seaport Museum.






             Name, Age
     Year Elected a Director,
         Shares Owned and
          Board Committee                   Principal Occupation and Other Information
            Membership                      ------------------------------------------
             ---------          Chairman, President & Chief Executive Officer
                                Connecticut Natural Gas Corporation
                                Hartford, Connecticut
              (PHOTO)           -----------------------------------------------------------------
                                Mr. Frauenhofer joined Connecticut Natural Gas Corporation in 1961 and held various positions until he was elected President in 1983.
                                He was named to the additional positions of Chief Executive
    VICTOR H. FRAUENHOFER, 62   Officer in 1987 and Chairman in 1991. He is a graduate of Bentley
               1978             College and Harvard AMP. He is Chairman, President and a director
       39,141 common shares     of each of Connecticut Natural Gas Corporation's subsidiaries.  He
      Chairman, Committee on    serves on the Board of Directors of Spencer Turbine Company and
             Directors          the Connecticut Capitol Region Growth Council, Inc. He is a
        Executive Committee     trustee of the Connecticut Policy and Economic Council, Inc. He is
                                a past chairman of the New England Gas Association and a past member of the Board of Directors of the American Gas Association.





                                President and Chief Executive Officer
              (PHOTO)           New Britain General Hospital
                                New Britain, Connecticut
                                ------------------------------------------------------------------
                                Mr. Tanner is a graduate of the University of Rhode Island and
       LAURENCE A. TANNER, 49   Yale University where he received a Master's degree. Mr. Tanner
                 1993           joined New Britain General Hospital and its affiliated
         574 common shares      corporations as President and Chief Executive Officer in 1987.
      Compensation Committee    Prior to this, he was the President and Chief Executive Officer of
                                Bristol Hospital. Mr. Tanner is a past Chairman of the Association for the Advancement of Medical Instrumentation, a national organization located in Washington, D.C. In addition, he serves on the Board of Directors of the New Britain Chamber of Commerce, the
                                Voluntary Hospitals of America, Southern New England chapter, the
                                Greater New Britain Visiting Nurse Association and the Connecticut
                                Hospital Association. He is a Corporator of the New Britain/Berlin
                                YMCA, Community Mental Health Affiliates, Inc., Hospital for
                                Special Care, and Newington Children's Hospital.



   CLASS II DIRECTORS WHOSE TERMS COMMENCED IN 1995 AND EXPIRE IN 1998
   -------------------------------------------------------------------

             Name, Age
     Year Elected a Director,
         Shares Owned and
          Board Committee                   Principal Occupation and Other Information
            Membership                      ------------------------------------------
            ----------

                                President and Chief Executive Officer
              (PHOTO)           Ensign-Bickford Industries, Inc.
                                Simsbury, Connecticut
                                ------------------------------------------------------------------
                                Mr. Fonteyne received his B.S. Degree in Chemical Sciences from
     HERMAN J. FONTEYNE, 56     Louvain University in Belgium. After serving in the Belgian Army he started his career with UCB/Fabelta in their textile
                1993            manufacturing group. In 1966 he joined Monsanto in Europe where he
        1,336 common shares     held numerous positions in both the Europe/Africa and U.S.
          Audit Committee       Operations before becoming Managing Director of Monsanto
                                Agricultural Products Company and Corporate Vice President. Mr.
                                Fonteyne joined Ensign-Bickford Industries Inc. in 1982 as its
                                President and Chief Executive Officer. Mr. Fonteyne is a director of Ensign-Bickford Industries, Inc. He also currently serves on the World Affairs Council Board, AMA General Management Council,
                                The Board of Regents of the University of Hartford, the Board of
                                Junior Achievement of North Central Connecticut, and the Executive
                                Council of the Conference Board. He is a Corporator of Hartford
                                Hospital and The Institute of Living.




              (PHOTO)           Principal, Mullane Enterprises
                                West Hartford, Connecticut
                                ------------------------------------------------------------------
       DENIS F. MULLANE, 65     Mr. Mullane served four years with the U. S. Army in Germany
               1973             following his graduation from the U. S. Military Academy at West
        2,000 common shares     Point. Mr. Mullane recently retired as Chairman after a 38 year
          Audit Committee       career with Connecticut Mutual Life. He joined Connecticut Mutual
      Committee on Directors    in 1956 as an agent and became its President in 1976 and Chief
                                Executive Officer in 1983. He has been active in community and insurance industry affairs throughout his career. Mr. Mullane is a director of St. Francis Hospital. He also currently serves as
                                Chairman of the Board of Trustees of The American College, Bryn
                                Mawr, Pennsylvania and as a member of the Board of the U.S.
                                Chamber of Commerce. Mullane Enterprises provides advice to its clients about retirement, estate planning and charitable giving.






      The indicated shares include shares held by spouses, children and relatives sharing a director's home as to which beneficial ownership has been disclaimed and in the case of Mr. Frauenhofer, shares held for his account in the Company's Employee Savings Plan.

   COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors as well as persons who own more than 10% of a registered class of the Corporation equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on the Corporation's review of the copies of such forms received or written representations from certain reporting persons that no reporting was required, the Corporation believes during fiscal year 1995 all filing requirements were met.

   BOARD COMMITTEES

      The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee, and a nominating committee known as the Committee on Directors.

      Audit Committee members are Mr. Levenson, Chairman, Mrs. Bennett and Messrs. English, Fonteyne and Mullane. This Committee recommends to the Board of Directors a firm of independent public accountants to audit the books and accounts of the Company. The Committee reviews the reports prepared by the independent public accountants and recommends to the Board any actions deemed appropriate in connection with the reports. The Company's manager of internal auditing reports annually to the Committee on internal auditing activities and is authorized to report directly to the Committee more frequently should the need arise. The Audit Committee held three meetings during the most recent fiscal year.

      For fiscal year 1995 Compensation Committee members were Mr. A. Tomasso, Chairman, Mrs. Hamilton and Messrs. Levenson, Tanner and Thomas. The Committee establishes salaries and benefits for all officers, subject to Board approval. The Committee reviews all Company compensation and benefit programs and oversees management of the pension plans. The Compensation Committee met three times during the most recent fiscal year.

      Executive Committee members are Mr. Thomas, Chairman, Messrs. Frauenhofer, Levenson, Shima and A. Tomasso. Pursuant to the Bylaws, the Executive Committee has authority with regard to all business of the Company when the Board of Directors is not in session, as well as having powers relating to the finances of the Company. The Executive Committee met two times during the most recent fiscal year.

         The Committee on Directors is composed of Mr. Frauenhofer, Chairman, Mrs. Bennett and Messrs. Mullane, Shima and A. Tomasso. This Committee considers candidates for vacancies on the Board, including written stockholder recommendations, and recommends nominees to the Board when the need arises. The Committee did not meet during fiscal year 1995. (The Committee on Directors did meet early in fiscal year 1995/1996 to consider the vacancy resulting from A. Tomasso's






   retirement.) The Company's Bylaws provide that in order for a stockholder to nominate a candidate for election as a director of the Company, a stockholder must provide written notice to the Secretary of the Company of such stockholder's intention to so nominate a candidate at least forty-five days prior to the Annual Meeting of Shareholders.

      During the 1995 fiscal year the Board of Directors held eight meetings and there were eight committee meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and committees on which they serve.

   COMPENSATION OF DIRECTORS

      During the 1995 fiscal year, Directors received an annual retainer fee of $11,000 plus $800 for each Board or committee meeting attended. A chairperson of a committee received $850 for each committee meeting chaired in lieu of $800. A plan of deferred compensation for services as a director is made available to directors. No director who also is an employee of the Company receives any fees for service on the Board.

   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Compensation Policy

      The Compensation Committee's compensation program for executive officers, including the Chief Executive Officer, is designed to relate total compensation to corporate performance. Such compensation is comprised of base salary and distributions pursuant to the Annual Incentive Plan and Executive Restricted Stock Plan. As a result, a significant percentage of total compensation for the Company's executive officers is dependent upon corporate financial performance. The program offers total compensation opportunities which are competitive with other leading gas utilities and which enable the Company to compete for and recruit executive talent critical to the Company's long term success.

   1995 Executive Compensation

      The first component of each executive's compensation, including the Chief Executive Officer, Mr. Frauenhofer, is base salary. To determine base salaries, the Committee chiefly relies upon data for executives in similar positions in comparable, or peer group, companies and selects as a target the average salary of this group. Base salaries are targeted to the average level of industry peers in recognition that the potential for additional compensation offered by the Annual Incentive Plan and Executive Restricted Stock Plan provides incentive to improve corporate performance and increase shareholder value. The companies which comprise the industry peer group generally used by the committee are listed below in the discussion under Corporate Performance Graph.

      Under the Annual Incentive Plan, cash awards are made to participants based upon the attainment of several individual objectives for each participant, as well as the performance of the Company in the prior fiscal year. Individual target objectives include cost containment and effective operational and organizational management. Plan Participants are eligible for awards that are targeted






   amounts, stated as percentages of salaries that range from 5 to 30 percent. The performance of the Company and the performance of each individual in achieving each specific goal is measured at year end on a scale from 80 to 120 percent. For awards made in 1995, corporate performance for the regulated operations for 1994 was measured using as criteria the Gross Operating Margin as a percentage of revenues, and certain Operating Efficiencies designed to measure performance against benchmarks in customer service, gas cost and sales. Using these criteria the overall corporate performance rating for regulated operations was 113.69%. For non-regulated operations the overall performance rating was 94.4% using as measurement criteria Net Income as a percentage of Consolidated Net Income. These results, and the results in meeting individual goals then are applied to each executive's targeted award to determine the actual award.

      The Executive Restricted Stock Plan promotes the achievement of long term corporate goals by providing key employees an opportunity to achieve greater ownership interest in the Company. Under the Plan, 200,000 shares of the common stock of the Company have been reserved for issuance in the form of restricted stock awards to principal officers and other key personnel of the Company who are designated by the Board of Directors as being eligible to participate. The vesting of all restricted share awards under the plan is contingent upon "total return" to shareholders over multi-year periods as compared to a peer group of 19 gas companies whose identities are listed below under Corporate Performance Graph. Total return is comprised of changes in average value of the common stock plus dividends. Vesting of such awards is also contingent upon continued employment. A total of 22,146 shares were awarded to nine individuals, effective October, 1990 and another 25,520 shares were awarded to 12 individuals effective October, 1994. The vesting distribution of these 1990 awards that occurred during fiscal 1995 for the Chief Executive Officer and the four other most highly compensated officers is shown below in the "LTIP" column of the Summary Compensation Table.

   Company Performance and CEO Compensation

      The foregoing principles and plans were used by the Committee and the Board of Directors to determine Mr. Frauenhofer's 1995 annual compensation, as well as compensation levels of the Company's other executive officers. Accordingly, Mr. Frauenhofer's total compensation was determined with reference to compensation paid by peer companies, the Company's operational and financial performance criteria which were achieved in 1994, and the Committee's overall assessment of his individual performance.

   Limitation on Deductibility of Executive Compensation

      The Omnibus Budget Reconciliation Act of 1993 added new Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million per year paid or accrued for each of its chief executive officer and four other most highly compensated executive officers. Certain "performance based" compensation is not subject to the limitation of deductibility provided that certain stockholder approval and independent director requirements are met.

      Due to the fact that the compensation paid to each of the Company's executive officers has not exceeded $1 million per year, the Committee does not believe that the limitation on deductibility of executive compensation is currently material to the Company. The Committee will continue to review the situation in light of future events with the objective of achieving deductibility to the extent appropriate.

                                                  Angelo Tomasso, Jr., Chairman
                                                            Beverly L. Hamilton
                                                             Harvey S. Levenson
                                                             Laurence A. Tanner
                                                                DeRoy C. Thomas

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      As set forth above, the members of the Compensation Committee for fiscal year 1995 were Messrs. A. Tomasso, Chairman, Levenson, Tanner, Thomas and Mrs. Hamilton. All five members are non-employee directors and none has any direct or indirect material interest in or relationship with the Company outside of his or her position as director.

   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      As part of the Company's commercial and industrial marketing program, the Company loaned $500,000 to New Britain General Hospital in March, 1994. Laurence Tanner is the President and Chief Executive Officer of the hospital and a Company Director. The proceeds of the loan were used to purchase and install gas air conditioning equipment. The loan is to be repaid over a five year term at 7.5% interest, however a portion of the interest payment may be returned to the hospital on a quarterly basis. As of December 25, 1995 all payments have been made and the outstanding indebtedness is $314,326. The foregoing terms are substantially similar to other transactions the Company has entered into with other large gas customers.

      To the Company's knowledge, there were no other interrelationships involving either members of the Compensation Committee or other directors of the Company requiring disclosure in this Proxy Statement.

   SUMMARY EXECUTIVE COMPENSATION

      The following table provides certain information relating to the compensation of the Company's Chief Executive Officer and its four other most highly compensated executive officers for fiscal years 1995, 1994 and 1993.

                                                       SUMMARY COMPENSATION TABLE

                                                                          Long Term
                                                                          Compensation
                                                                          ------------
                                                   Annual Compensation
                                                   -------------------
                                                                   Other             All
                                                                   Annual  LTIP     Other
                   Name and Principal    Fiscal  Salary    Bonus   Comp.  Payouts   Comp.
                   Position               Year     ($)    ($)(a)   ($)(b)  ($)(c)  ($)(d)
                   ------------------     ----    -----    -----   -----   -----    -----


                   Victor H. Frauenhofer  1995   307,500  106,650  4,863  50,368   72,850
                   Chairman, President    1994   300,000   77,925  6,969  97,381   84,293
                   and
                   Chief Executive        1993   289,167   90,280      0       0   27,549
                   Officer

                   James P. Bolduc        1995   145,167   44,567    255  11,703   21,074

                   Senior Vice President  1994   137,450   13,625    225  22,630   21,567
                   Financial Services     1993   120,243   16,300      0       0    7,831
                   and
                   Chief Financial
                   Officer

                   Harry Kraiza, Jr.      1995   134,450   39,658    554  19,765   24,472

                   Senior Vice President  1994   129,217   26,437    485  38,211   26,062
                   Energy Services        1993   115,637   31,180      0       0    8,894

                   Anthony C. Mirabella   1995   133,633   32,087    478  10,476   19,808
                   Vice President-        1994   127,333   19,440    413  20,264   20,788
                   Operations

                   and Chief Engineer     1993   115,627   23,290      0       0    9,381

                   Donald H. Ludington    1995   125,983   35,054    606  18,137   20,962
                   Executive Vice         1994   121,033   12,237    779  35,058   23,788
                   President
                   and General Manager    1993   107,868   15,297  1,669       0    9,718

   a) For fiscal year 1995, amounts reported in this column include amounts deferred at the election of officers as follows: for Mr. Mirabella $16,044; for Mr. Ludington $7,011 respectively.

   b) Represents amount reimbursed to the officer by the Company for the payment of certain taxes.

   c) For fiscal year 1995 amounts reported in this column represent the value of the distribution that vested pursuant to 1990 Restricted Stock Plan (less unvested dividends previously reported) calculated by the closing share price of $22.75 as of October 1, 1994. The number and value of aggregate unvested dividends holdings including dividends reinvested as of September 30, 1995 for each of the listed officers is as follows: Mr. Frauenhofer 10,529 shares, $232,954 value; Mr. Bolduc 3,828 shares, $84,695 value; Mr. Kraiza 4,196 shares, $92,837 value; Mr. Mirabella 3,108 shares, $68,765 value; and Mr. Ludington 3,885 shares, $85,955 value. Values are calculated based on the share price of $22.125 on September 29, 1995.

   (d) For fiscal year 1995 amounts reported in this column consist of the following: for Mr. Frauenhofer $14,995 - unvested dividends earned on restricted stock, $9,000 - 401(k) Plan, $39,810 - split dollar life insurance plan, $9,045 Deferred Compensation Plan B; for Mr. Bolduc $5,441 - unvested dividends earned on restricted stock, $6,533 - 401(k) Plan, $9,100 - split dollar life insurance plan; for Mr. Kraiza $5,969 - unvested dividends earned on restricted stock, $6,050
         - 401(k) Plan, $12,489 - split dollar life insurance plan; for Mr. Mirabella $4,421 - unvested dividends earned on restricted stock, $8,022 - 401(k) Plan, $7,365 - split dollar life insurance plan; for Mr. Ludington $5,526 - unvested dividends earned on restricted stock, $7,559 - 401(k) Plan, $7,877 - split dollar life insurance plan.

      The split dollar life insurance plan is available to officers and other key employees in conjunction with the group term life insurance generally provided to salaried employees. Under the plan, the Company pays the entire amount of the premiums due on the policies but is generally reimbursed for the aggregate amount of all such premiums out of the proceeds of the policies if the covered executives die while the split dollar arrangements are in effect or out of the built up cash value of the policies if the arrangements terminate prior to the death of the covered executives. The amounts set forth above represent the full amount of the premium paid on behalf of the named executive officers that relates to the term life insurance portion of the policy plus the value to the executive of the remainder of the premium paid by the Company during the fiscal year, projected on an actuarial basis.

      For executives who were over the age of 52 at the inception of the program, the split dollar arrangements provide that the Company will be reimbursed for the aggregate premiums only in the event of the death of the covered executive while employed. Of the named executive officers shown in the table, only Messrs. Frauenhofer, Ludington and Mirabella were over the age of 52 at the inception of their policies. The full amount of the premiums paid on behalf of Messrs. Frauenhofer, Ludington and Mirabella during fiscal 1995 was $140,836, $34,088 and $17,638 respectively.

      For fiscal year 1993 amounts reported in this column have been restated to include unvested dividends earned in that year but not previously reported as follows: Mr. Frauenhofer $9,015, Mr. Bolduc $2,095, Mr. Kraiza $3,538, Mr. Mirabella $1,876, and Mr. Ludington $3,201.


   CHANGE OF CONTROL

      The Company has entered into Change of Control Employment Agreements with its Chief Executive Officer, its four other most highly compensated officers, and two other officers. The Agreements become effective upon a Change of Control (as defined therein) and provide that for a period of






   three years following a Change of Control in the event of termination of a covered executive's employment without cause by the Company or for Good Reason by the executive, the covered executive is entitled to a lump sum severance payment of between 2 and 3 times his annual salary and annual bonus, together with three years pension credit and continued welfare benefits. The Agreement also provides for an additional payment to make the executive whole for any excise taxes imposed by Section 4999 of the Internal Revenue Code on payments made to him that are contingent on a Change of Control.

   LONG TERM INCENTIVE PLAN

      No long term incentive awards were granted during fiscal 1995 to the executive officers named in the Summary Compensation Table.

   RETIREMENT PLANS

      The Company maintains two noncontributory defined benefit retirement plans which provide benefits for certain employees (except for employees covered by certain collective bargaining agreements) who have completed one year of continuous service and have met certain age requirements. One such plan is qualified under the applicable provisions of the Internal Revenue Code (the "Qualified Plan"), and the other is a nonqualified supplemental Officers Retirement Plan (the "Officers Plan").

      Under the Qualified Plan retirement benefits are computed by multiplying the average of the employee's five highest consecutive years annual earnings, including amounts identified in the bonus category of the Summary Compensation table above, by a specified percentage accrual based on years of credited service. Benefits accrue at 2% per year of service up to 30 years of service and thereafter an additional 1% per year up to 35 for a maximum accrual of 65%. Benefits paid under the Qualified Plan are offset by a portion of the employee's social security benefits. The plan provides for several optional forms of benefit payments, including a straight life annuity, various joint and survivor options, and a continuous and certain benefit option. Employees are fully vested under the Qualified Plan after five years of continuous service with the Company.

      The Officers Plan covers officers designated by the Board of Directors. It operates in conjunction with and as a supplement to the Qualified Plan. The benefits payable under the Officers Plan are calculated as continuous and certain benefits for unmarried individuals, and as joint and survivor benefits for married individuals. Benefits paid under the Officers Plan are based on the highest rate of annual salary paid to the officer at any time throughout his or her career. For purposes of the Officers Plan, the salary upon which benefits are based excludes compensation received pursuant to the Annual Incentive Plan, which amounts are reflected in the bonus category of the Summary Compensation Table above. An officer is eligible to receive 60% of salary at age 60 and for officers with more than 25 years of service there is an additional one percent accrual for each year over 25 for a maximum accrual of 65% of salary with 30 years of service. Such benefits are offset by fifty percent of social security benefits payable to each participant, except in the case of individuals who were participants on December 31, 1991 if such offset would reduce the benefit payable to such participant below the benefit that otherwise would have been paid based upon salaries in effect on December 31, 1991. Also, no officer's benefit will be less than the benefit that would be received under the Qualified Plan formula without regard to the application of any Internal Revenue Service limitations on compensation or benefits payable from a qualified plan in determining the benefit level. Any benefits under






   the Officers Plan are also adjusted by (a) the benefits computed under all other defined benefit pension plans to which the officer is entitled from the Company or from previous employment and (b) in the case of any officer who has been employed by the Company for less than fifteen years at the time of retirement, the proportion that such officer's years of service are to fifteen. All of the individuals named in the Summary Compensation Table above have been designated by the Board of Directors as participants in the Officers Plan.

      The credited years of service as of September 30, 1995, for the five individuals named in the Summary Compensation Table are as follows: Mr. Frauenhofer, 34 years, Mr. Bolduc, 25 years, Mr. Kraiza, 25 years, Mr. Mirabella 24 years, and Mr. Ludington 23. The estimated annual benefits payable upon retirement under the plans are as follows: Mr. Frauenhofer, $197,376; Mr. Bolduc $86,523; Mr. Kraiza, $80,783; Mr. Mirabella $79,470,
   and Mr. Ludington $74,615.

   CORPORATE PERFORMANCE GRAPH

      The following graph compares the total shareholder returns produced by the Company over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S & P 500") and the Dow Jones Utility Group and for the "CNG Peer Group." The CNG Peer Group consists of the following Companies: Atmos Energy Corporation, Bay State Gas Company, Colonial Gas Company, Connecticut Energy Corporation, Energen Corporation, Indiana Energy, Inc., Laclede Gas Company, New Jersey Resources Corporation, Northwest Natural Gas Company, NUI Corporation, Piedmont Natural Gas, Inc., Providence Energy Corporation, Public Service Company of North Carolina, Inc., South Jersey Industries, Inc., Southeastern Michigan Gas Enterprises, Southern Union Company, United Cities Gas Company, Washington Energy Company and Yankee Energy Systems, Inc. Total return values for the S & P 500, Dow Jones Utility Group, the CNG Peer Group and the Company were calculated based on cumulative total return values assuming reinvestment of dividends.

      The Company has included the CNG Peer Group below because the companies listed therein more closely resemble the Company in size and geographical market than the broader based Dow Jones Utility Group index used in prior years. The CNG Peer Group is the same group generally used by the Compensation Committee in its analysis and evaluation of employee compensation.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG CONNECTICUT NATURAL GAS CORPORATION, THE S & P 500 INDEX,
            THE DOW JONES UTILITIES INDEX, AND THE CNG PEER GROUP INDEX


                                            CUMULATIVE TOTAL RETURN
                                     -------------------------------------
                                     9/90  9/91  9/92  9/93   9/94   9/95
    Connecticut Natural Gas Corp.    100   125   156    228   178     178
    PEER GROUP                       100   123   149    190   165     179

    S & P 500                        100   131   146    165   171     221
    D J UTILITIES                    100   115   127    152   118     148

   * $100 INVESTED ON 9/30/90 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.







   OWNERSHIP OF COMPANY STOCK

      The following shows the Company's common stock beneficially owned by each of the named Executive Officers listed in the Summary Compensation Table above and the beneficial ownership of all directors and officers as a group as of November 1, 1995. No officer or director owns preferred stock.

                                                                        Amount
                                               Name of Beneficial    Beneficially
                     Title of Class                   Owner             Owned*
                   -----------                 -------------------      ------

            Common Stock, $3.125 Par Value   Victor H. Frauenhofer     39,141

            Common Stock, $3.125 Par Value   James P. Bolduc           10,068

            Common Stock, $3.125 Par Value   Harry Kraiza, Jr.          9,232

            Common Stock, $3.125 Par Value   Anthony C. Mirabella      10,028

            Common Stock, $3.125 Par Value   Donald H. Ludington       12,006


                                                                        Amount
                                                                     Beneficially
                                                                     Owned by all
                                                                     Officers and
                                   Title of Class                      Directors
                           ------------------------------              ---------

                  Common Stock, $3.125 Par                              141,821
                  Value.................................

   _____________________________


   *No officer or director owns more than one percent of any class of the Company's stock. The percentage of shares owned by all officers and directors as a group is 1.4 percent of the Company's Common $3.125 Par Value Stock.

   The Company is aware of no shareholders who owned beneficially more than 5% of a class of its voting securities on November 1, 1995.

   ITEM 2 --

   APPOINTMENT OF AUDITORS

      The Board of Directors has reappointed Arthur Andersen LLP as auditors for the fiscal year ending September 30, 1996, subject to shareholder ratification of such appointment at the Annual Meeting. In the event that shareholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors will consider the selection of other independent accountants.







      Arthur Andersen LLP has advised the Board of Directors that neither such firm nor any member nor associate thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries or has had any connection during the past three years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of such firm is expected to be available at the Annual Meeting to respond to appropriate questions and to be afforded the opportunity to make a statement.

   1997 ANNUAL MEETING -- SHAREHOLDER PROPOSALS

      Proposals of shareholders which are to be presented at the Annual Meeting to be held in 1997 must be received by the Company to be considered for inclusion in the proxy statement and form of proxy relating to that meeting no later than September 16, 1996.

   OTHER MATTERS

      The Board of Directors and management of the Company do not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

   BY ORDER OF THE BOARD OF DIRECTORS,


   BY S/ R. L. BABCOCK
   REGINALD L. BABCOCK, Vice President, General Counsel & Secretary

   January 12, 1996










                                                     --      Please mark
                                                    | X |    your vote
                                                     --      as this
                 _________________
                 COMMON/PREFERRED

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2

   Item 1 -Election of        FOR     WITHHELD Item 2 - The   FOR  AGAINST   ABSTAIN
   directors duly                     FOR ALL  ratification
   nominated:  B.             --         --    of proposal    --     --         --
   BENNETT, B. HAMILTON,     |  |       |  |   to approve    |  |   |  |       |  |
   H. LEVENSON, R. SHIMA,     --         --    the selection  --     --         --
   D. THOMAS AND M.                            of Arthur
   TOMASSO.                                    Andersen LLP
                                               as auditors
                                               for Fiscal
                                               Year ended
                                               September 30,
                                               1996.

   WITHHELD FOR:                               In their discretion the Proxies are
   (Write that nominee's name in the space     authorized to vote upon such other
   provided below).                            business as may properly come before
   ________________________________________    the meeting and at any adjournment or
                                               adjournments thereof.

                                                  WILL ATTEND --
                                                      MEETING|  |
                                                              --
   Signature ________________________________  Date _____________

                          /\FOLD AND DETACH PROXY CARD HERE/\
   RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

          CONNECTICUT NATURAL GAS CORPORATION -- PROXY FOR ANNUAL MEETING

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints V. H. Frauenhofer and D. C. Thomas or either of them, with power of substitution to each, attorneys for the undersigned to vote as designated on the reverse hereof and, in their discretion, upon such other business as may properly come before the Meeting all shares of stock of the undersigned in Connecticut Natural Gas Corporation at the Annual Meeting of Shareholders of the Company to be held at the office of the Company, 100 Columbus Boulevard, Hartford, Connecticut on the 27th day of February, 1996, at 10:30 a.m., or any adjournment thereof, with all the powers the undersigned would possess if personally present thereat.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
                             "FOR" PROPOSALS 1 AND 2.

                    THIS PROXY IS CONTINUED ON THE REVERSE SIDE

                PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

                                 Admission Ticket

                        CONNECTICUT NATURAL GAS CORPORATION

                        1996 Annual Meeting of Shareholders

                            Tuesday, February 27, 1996
                                    10:30 a.m.

                        Connecticut Natural Gas Corporation
                              100 Columbus Boulevard
                               Hartford, Connecticut






   PLEASE ADMIT                                             Non-Transferable